Exhibit 99.1

Interlink Electronics Reports 2007 Third Quarter

Financial Results

Camarillo, California, November 14, 2007 - Interlink Electronics, Inc. [OTC:LINK.PK], a global leader in the design, development and manufacture of human interface products and technologies, today announced financial results for the quarter and nine months ended September 30, 2007.

On August 31, 2007, the Company divested its OEM Remotes and Branded Products business segments for $11.5 million in cash. As a result, the Company’s third quarter financial statements are presented in a discontinued operations format in accordance with General Accepted Accounting Principals (GAAP). Additionally, the Company’s financial statements reflect its receipt on July 20, 2007 of $5.0 million from certain existing shareholders in exchange for convertible notes and warrants.

During the 2007 third quarter the Company recorded net income, including financial results of its discontinued operations and a gain on the sale of assets, of $1.6 million, or $0.12 of earnings per share, compared to a net loss of $1.9 million, or $0.14 loss per share, for the third quarter of 2006. In the nine months ended September 30, 2007, the Company recorded a net loss of $3.1 million, or a loss per share of $0.22, compared to a net loss of $8.1 million, or a $0.59 loss per share, for the same period last year. These nine months of 2007 results reflect a net gain on the sale of assets of $6.2 million and $947K in interest and other non cash charges related to certain discounts and the related beneficial conversion feature on the convertible notes and warrants.

Total revenues in the 2007 third quarter, representing sales from the Company’s the E-transactions and Specialty Components business segments, were $4.7 million, up 25% from the third quarter of 2006. Gross profit was $1.1 million, or 23% of revenues, compared to $1.9 million, or 50% of revenues, in 2006. The operating loss for the third quarter of 2007 was $3.2 million, compared to $2.0 million in the same quarter last year.

Operating results included $797,000 and $1,062,000 in non-cash stock-based compensation expense in the third quarters of 2007 and 2006, respectively. Also included in the 2007 third quarter were $643,000 of employee severance costs.

Total revenues in the first nine months of 2007 were $12.7 million, up 25% from the same period in 2006. Gross profit was $4.2 million, or 33% of revenues, compared to $4.6 million, or 45% of revenues, in 2006. The operating loss for the first nine months of 2007 was $6.3 million, compared to $8.9 million in the same period last year. Operating results included $2.6 million and $3.2 million in non-cash stock-based compensation expense in 2007 and 2006, respectively. Also included in the nine months ended September 30, 2007 was $643,000 of employee severance costs.

The Company had cash and cash equivalents of $14.9 million as of September 30, 2007 compared to $2.9 million as of December 31, 2006. On November 8, 2007 the Company amended its $5 million line of credit with Silicon Valley Bank and currently has no borrowings under this line of credit.

“The completion of our asset sale marks a significant turning point for the company,” said E. Michael Thoben, Interlink President and CEO. “This much-needed capital infusion enables us to advance our strategic business initiatives by focusing on profitably growing our E-Transactions and Specialty Components segments. We also restructured the company to better align our resources with opportunities. While continuing to refine our operating model for 2008 and beyond, we project continued revenue growth, gross margin improvement as well as operating cash flow positive in the fourth quarter of 2007.”

Interlink will hold a conference call to discuss its 2007 third quarter financial results on Wednesday, November 14, 2007 at 4:00 p.m. EDT. To access the live conference call, dial 1-888-942-9565 (pass code is LINK); for international callers dial +1-210-234-0028 (pass code is LINK). For live web cast access, go to www.interlinkelectronics.com. A telephonic replay of the call will be available until 5:00 p.m. ET on December 13, 2007 at 1-866-346-7117; international callers may dial +1-203-369-0018. Webcast replay will be available at www.interlinkelectronics.com.

INTERLINK ELECTRONICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN THOUSANDS, EXCEPT PAR VALUE)

	September 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$13,485	$1,344
Restricted cash	1,400	—
Short-term investments, available for sale	—	1,600
Accounts receivable, less allowance for doubtful accounts and product returns of $392 and $1,131 at September 30, 2007 and December 31, 2006, respectively	2,958	2,321
Inventories, net	5,941	6,339
Prepaid expenses and other current assets	1,257	560
Assets held for sale	967	10,670

Total current assets	26,008	22,834
Property and equipment, net	1,025	1,096
Patents and trademarks, net	92	180
Other assets	354	245

Total assets	$27,479	$24,355

Liabilities and Stockholders’ Equity
Current liabilities:
Notes payable	$78	$152
Accounts payable and accrued liabilities	1,658	3,107
Accrued payroll and related expenses	3,141	2,243
Deferred revenue	297	765
Liabilities related to assets held for sale	88	1,224

Total current liabilities	5,262	7,491

Convertible note, net of discounts of $1,552	3,520	—
Warrants and embedded derivatives	1,767	—
Contingencies
Stockholders’ equity:
Preferred stock, $5.00 par value (100 shares authorized, none issued and outstanding)	—	—
Common Stock, $0.00001 par value (50,000 shares authorized, 13,749 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively)	57,992	54,946
Accumulated other comprehensive loss	(425)	(505)
Accumulated deficit	(40,637)	(37,577)

Total stockholders’ equity	16,930	16,864

Total liabilities and stockholders’ equity	$27,479	$24,355

INTERLINK ELECTRONICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Month Period Ended September 30,		Nine Month Period Ended September 30,
	2007	2006	2007	2006
Revenues	$4,660	$3,723	$12,665	$10,148
Cost of revenues	3,610	1,855	8,497	5,598

Gross profit	1,050	1,868	4,168	4,550
Operating expenses:
Product development and research	730	1,247	2,236	3,714
Selling, general and administrative	3,504	2,646	8,246	9,776

Total operating expenses	4,234	3,893	10,482	13,490

Operating loss	(3,184)	(2,025)	(6,314)	(8,940)

Other income (expense):
Interest income, net	(238)	61	(242)	294
Other expense, net	(689)	(14)	(705)	(52)

Total other income (expense), net	(927)	47	(947)	242

Loss from continuing operations before provision for income taxes	(4,111)	(1,978)	(7,261)	(8,698)
Provision for income taxes	—	90	52	170

Loss from continuing operations, net of tax	(4,111)	(2,068)	(7,313)	(8,868)
Income (loss) from discontinued operations, net of tax	(461)	183	(1,957)	759
Gain on sale of discontinued operations, net of tax	6,210	—	6,210	—

Net income (loss)	$1,638	$(1,885)	$(3,060)	$(8,109)

Loss per share from continuing operations, net of tax basic and diluted	$(0.30)	$(0.15)	$(0.53)	$(0.65)

Gain (loss) per share on discontinued operations, net of tax:
Basic	$(0.03)	$0.01	$(0.14)	$0.06

Diluted	$(0.03)	$0.01	$(0.14)	$0.05

Gain per share on sale of assets, net of tax:
Basic	$0.45	$—	$0.45	$—

Diluted	$0.44	$—	$0.43	$—

Income (loss) per share
Basic	$0.12	$(0.14)	$(0.22)	$(0.59)

Diluted	$0.12	$(0.14)	$(0.22)	$(0.59)

Weighted average shares used for loss from continued operations, net of tax basic and diluted	13,749	13,773	13,749	13,765

Weighted average shares used for income (loss) on discontinuing operations, net of tax:
Basic	13,749	13,773	13,749	13,765

Diluted	13,749	13,813	13,749	13,835

Weighted average shares used for gain on sale of assets, net of tax:
Basic	13,749	13,773	13,749	13,765

Diluted	14,099	13,773	14,343	13,765

Weighted average shares used for net income (loss)
Basic	13,749	13,773	13,749	13,765

Diluted	14,099	13,773	13,749	13,765

About Interlink Electronics, Inc.

Interlink Electronics, Inc. (OTC: LINK.PK), is a global leader in the design, development and manufacture of intuitive human interface products and technologies. Setting tomorrow’s standards for electronic signature, e-notarization products and interface components for consumer electronics, Interlink has established itself as one of the world’s leading innovators of intuitive interface design. With more than 41 patents around the world protecting its technologies and products, Interlink Electronics serves a world-class customer-base from its corporate headquarters in Camarillo, California and offices in Japan, Hong Kong and China. For more information, see http://www.interlinkelectronics.com.

This release contains forward-looking statements that involve a number of risks and uncertainties. The following are among the factors that could cause actual results to differ materially from the forward-looking statements: historical losses and negative cash flow, the retirement of our Chief Executive Officer, the success of business divestitures and acquisitions, the expense of being a public company, the ownership of the majority of our stock by a small group of investors, our success in predicting new markets and the acceptance of our new products, efficient management of our infrastructure, the pace of technological developments and industry standards evolution and their effect on our target product and market choices, the effect of outsourcing technology development, changes in the ordering patterns of our customers, a decrease in the quality and/or reliability of our products, protection of our proprietary intellectual property, competition by alternative sophisticated as well as generic products, pending litigation against the Company, historical weaknesses in internal controls over financial accounting, the continued availability at competitive prices of raw materials for our products, disruptions in our manufacturing facilities, risks of international sales and operations including fluctuations in exchange rates, compliance with regulatory requirements applicable to our manufacturing operations, and customer concentrations. These risks are discussed in greater detail in our quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this document regarding Interlink’s financial results, industry and revenue trends, the filing of reports with the Securities and Exchange Commission and future business activities should be considered in light of these factors.

Contact:

Investor Relations Contact: Michelle Lockard

mlockard@interlinkelectronics.com; 805-484-8855 ext. 114

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